                                                                    Exhibit 10.8

                      SECOND AMENDMENT AND MODIFICATION OF
                     REVOLVING LINE OF CREDIT LOAN AGREEMENT
                         AND REAFFIRMATION OF GUARANTIES

      This Amendment and Modification of Revolving Line of Credit Loan Agreement and Reaffirmation of Guaranties ("Amendment") is made effective the 3rd day of May, 2004 ("Effective Date") by and among WSI Industries, Inc., a Minnesota corporation, having an address of 18151 Territorial Road, Osseo, MN 55369 ("Borrower"), Taurus Numeric Tool, Inc., having an address of 18151 Territorial Road, Osseo, MN 55369 and WSI Rochester, Inc., having an address of 18151 Territorial Road, Osseo, MN 55369 (jointly "Guarantor") and Excel Bank Minnesota, a Minnesota banking corporation, having an address of 50 South Sixth Street, Suite 1000, Minneapolis MN 55402 ("Bank").

      WHEREAS, on or about December 4, 2002, (the "Loan Date") Borrower executed a Revolving Line of Credit Promissory Note in favor of the Bank in the original principal amount of One Million and 00/100 ($1,000,000.00) Dollars ("Note"); and

      WHEREAS, on or about the Loan Date, Borrower and the Bank executed that certain Loan Agreement ("Loan Agreement") which Loan Agreement, among other things, described the terms and conditions under which the Borrower would borrow money from and repay the money to the Bank; and

      WHEREAS, to secure the sums due and payable to the Bank pursuant to the Note and the Loan Agreement, Borrower also executed that certain Security Agreement, also dated as of the Loan Date, whereby the Bank took a security interest in all assets of Borrower ("Security Agreement); and

      WHEREAS, to further secure the sums due and payable to the Bank pursuant to the Note and the Loan Agreement, to perform the covenants and conditions thereof and of certain documents executed in conjunction therewith, each Guarantor executed an unconditional and unlimited guaranty ("Guaranty"), also dated as of the Loan Date, whereby each Guarantor unconditionally guaranteed the Borrower's performance of the Note and the Loan Agreement and the other loan documents executed therewith; and

      WHEREAS, the Note, the Loan Agreement, the Security Agreement and all of the documents executed in conjunction therewith are sometimes jointly referred to herein as the "Loan Documents"; and

      WHEREAS, the Loan Documents were amended by that certain Amendment and Modification of Revolving Line of Credit Promissory Note, Loan Agreement and Reaffirmation of Guaranties dated effective December 30, 2003; and

      WHEREAS, the Bank and the Borrower and each Guarantor desire that the Loan Agreement be amended and modified as hereinafter described and each Guarantor wishes to acknowledge and reaffirm the terms and conditions of such Guarantor's Guaranty.

                                                                    Exhibit 10.8

      NOW, THEREFORE, in consideration of the above recitals, and in consideration of credit given or to be given by the Bank to the Borrower and for other good and valuable consideration, all of which consideration is hereby acknowledged, the parties hereto agree as follows:

1. Each of the above recitals is true and correct and is incorporated herein by this reference.

2. The following sections of the Loan Agreement are hereby amended and modified as described below (all capitalized terms have the meanings given to them in the Loan Agreement):

      Section 5.09 RATIO OF DEBT TO TANGIBLE NET WORTH. So long as the Note shall remain unpaid or the Bank shall have any Commitment hereunder, the ratio of the Borrower's Debt to Tangible Net Worth shall not exceed 1.75 to 1 measured at the end of each fiscal quarter end basis.

      Section 5.10 RATIO OF CURRENT ASSETS TO CURRENT LIABILITIES. The Borrower shall maintain, for each fiscal quarter end that the Note remains outstanding or the Bank shall have any Commitment hereunder, the ratio of its Current Assets to its Current Liabilities added to its outstanding debt under the Note at not less than 1.75 to 1.

      Section 6.10 CAPITAL EXPENDITURES. So long as the Note shall remain unpaid or the Bank shall have any Commitment hereunder, Borrower shall make no capital expenditures in excess of Eight Hundred Fifty Thousand and 00/100 ($850,000.00) Dollars in any fiscal year. This covenant shall be exclusive of the acquisition of title to the real property located at 213 Chelsea Road, Monticello, Minnesota by the Borrower.

3.    A new Section 5.11 shall be added to the Loan Agreement as follows:

      Section 5.11 DEBT SERVICE COVERAGE RATIO. So long as the Note shall remain unpaid or the Bank shall have any Commitment hereunder, the Borrower will maintain an annual ratio of earnings before interest, taxes, depreciation and amortization, less distributions to shareholders, all for the same specified period to annual principal and interest payments due on all Debt of the Borrower of not less than 1 to 1 on December 31, 2004 and not less than 1.25 to 1 at each December 31st thereafter beginning on December 31, 2005, as determined in accordance with generally recognized accounting principles consistently applied.

4.    A new Section 7.01(l) shall be added to the Loan Agreement as follows:

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                                                                    Exhibit 10.8

      Any material event or condition of default (however defined) by Borrower shall occur and the applicable cure period, if any, shall have expired, in any promissory note or any agreement between Borrower and the Bank, including but not limited to that certain Promissory Note dated May 3, 2004 and that certain Loan Agreement dated May 3, 2004 between Borrower and the Bank; or

5. Borrower hereby acknowledges and reaffirms each and every representation, warranty, term, covenant and condition of the Loan Documents. Borrower further acknowledges and agrees that the Loan Documents (as hereby amended and modified) are fully enforceable against Borrower and that Borrower has no defense, right of offset or otherwise to preclude enforcement of the Loan Documents, as hereby amended and modified, by the Bank against Borrower.

6. The Security Agreement shall continue to secure all sums owing to the Bank by the Borrower pursuant to the terms and conditions of the Note and the Loan Agreement, together with all interest thereon, in accordance with the terms and conditions of the Note and all other sums due and owing or to become due and owing pursuant to the terms and conditions of this Amendment, the Loan Agreement, the Security Agreement and the Note, including but not necessarily limited to any further or additional extensions or renewals thereof.

7. Borrower and each Guarantor acknowledge that the principal balance remaining unpaid on the Note as of the Effective Date hereof is - zero- ($0.00) Dollars.

8. Each Guarantor hereby acknowledges, ratifies and reaffirms each and every term, covenant, agreement, provision, and condition of their respective Guaranty and any collateral security documents securing such guaranty, including but not limited to the security agreement dated of even date with the Guaranty ("Collateral Security Documents"), and the Loan Documents and hereby acknowledges and agrees that the Guaranty guarantees to the Bank the repayment of all sums due and owing to the Bank pursuant to the terms, conditions and covenants of the Note and the performance of the terms and covenants of the balance of the Loan Documents. Each Guarantor hereby affirms and agrees that each such Guaranty is unconditional and unlimited and that such Guaranty along with the Collateral Security Documents related thereto are fully enforceable against such Guarantor. Each Guarantor hereby further affirms and agrees and that such Guarantor has no defense, right of offset, claim, cause of action or otherwise to preclude the absolute and immediate enforcement of the Guaranty and/or the Collateral Security Documents supporting such Guaranty by the Bank.

9. On or before the execution hereof, Borrower shall pay to the Bank, the Bank's costs including its reasonable attorneys' fees, incurred in drafting this Amendment and related documents, if any.

10. Except as herein specifically modified, amended or extended, all terms and conditions of

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                                                                    Exhibit 10.8

      the Loan Documents shall otherwise remain unchanged and in full force and effect.

11. Notwithstanding anything to the contrary herein, this Amendment or any failure by the Bank to exercise any of its rights upon an event of default under the Loan Documents or the Guaranty or the Collateral Security Documents, whether prior to or subsequent to the effective date of this Amendment, shall not be deemed a waiver of the Bank's available remedies under the Loan Documents, the Guaranty, or the Collateral Security DOCUMENTS or any amendments thereof, or any other documents executed in conjunction therewith or incident thereto.

12. All the terms of this Amendment shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto, to the extent assignment is permitted pursuant to the Loan Documents or the Guaranty.

13. This Amendment is being executed in and is intended to be performed in the State of Minnesota and shall be construed and enforced in accordance with the laws of such state.

14. This Amendment contains the entire agreement between the parties with respect to the covenants and promises contemplated herein and may be amended only in a writing signed by each of the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.

                                       BORROWER:

                                       WSI INDUSTRIES, INC., a Minnesota
                                       corporation

                                       By:   /s/  Paul D. Sheely
                                             -----------------------------------
                                             Paul D. Sheely
                                       Its:  Chief Financial Officer

                                       GUARANTOR:

                                       TAURUS NUMERIC TOOL, INC., a
                                       Minnesota corporation

                                       By:   /s/  Paul D. Sheely
                                             -----------------------------------
                                             Paul D. Sheely
                                       Its:  Chief Financial Officer

                                       -4-
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                                                                    Exhibit 10.8

                                       WSI ROCHESTER, INC., a Minnesota
                                       corporation

                                       By:   /s/  Paul D. Sheely
                                             -----------------------------------
                                             Paul D. Sheely
                                       Its:  Chief Financial Officer

                                       EXCEL BANK MINNESOTA, a
                                       Minnesota banking corporation,

                                       By:   /s/ Daniel D. Poppe
                                             -----------------------------------
                                             Daniel D. Poppe
                                       Its:  Managing Director

                                       -5-